UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2016 (May 12, 2016)

EUROSITE POWER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-54484	27-5250881
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 522-6020
(Registrant’s telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 12, 2016, Eurosite Power Inc., (the "Company") entered into subscription agreements and registration rights agreements with Elias Samaras, the CEO of the Company, John N. Hatsopoulos, Bruno Meier, a member of the Company's Board of Directors, and Jacques de Saussute for a total sale of 12,608,696 shares of common stock of the Company at $0.01 par value (the "Common Stock") at $0.575 per share for an aggregate amount of $7,250,000.

Pursuant to the subscription agreement Elias Samaras agreed to purchase 6,086,957 shares of Common Stock for an aggregate amount of $3,500,000.28. John N. Hatsopoulos agreed to purchase 1,739,100 shares of Common Stock for an aggregate amount of $1,000,000. Bruno Meier agreed to purchase 434,782 shares of Common Stock for an aggregate amount of $250,000. Jacques de Saussute agreed to purchase 4,347,826 shares of Common Stock for $2,500,000.

Pursuant to the registration rights agreements, the the Company has agreed to register the Common Stock purchased. The foregoing descriptions are qualified in there entirety by reference to the full text of the subscription agreement and the registration agreement that are attached hereto as exhibits 10.1 and 4.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02. The securities of the Company described therein have not been registered under the Securities Act of 1933. The Company has relied on exemption 4(a)(2) of the Securities Act of 1933, Rule 506 and/or Regulation S thereunder.
Item 9.01    Financial Statements Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.1	Registration Rights Agreement
10.1	Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 18, 2016	EUROSITE POWER INC.
By: /s/ Bonnie J. Brown
Bonnie J. Brown, Chief Financial Officer